UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2016 (November 30, 2016)

Flushing Financial Corporation

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or other jurisdiction of incorporation)

11-3209278

(IRS Employer Identification No.)

220 RXR Plaza, Uniondale, New York , 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Flushing Financial Corporation, the parent holding company of Flushing Bank (the “Bank”), announced that on November 30, 2016, the Bank realized a $12.3 million pre-tax gain on the sale of certain real property. The Bank intends to use substantially all of such gain to offset losses related to the early extinguishment of high-cost Federal Home Loan Bank borrowings and securities sold under agreements to repurchase, as well as to offset losses on the sale of low-yielding investment securities. The execution of this strategy will help position the Bank’s balance sheet for more efficient earnings in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation

Date: December 5, 2016	By:	/s/ Susan K. Cullen
Susan K. Cullen
	Title:	Senior Executive Vice President and Chief Financial Officer